Exhibit 3.7

FORM NO. 6	Registration No. 37349

[BERMUDA COAT OF ARMS]

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 23rd day of September, 2005

Intelsat Intermediate Holding Company, Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of

the REGISTRAR OF COMPANIES

this 27th day of September, 2005

/s/ Pamela Adams

for Registrar of Companies

[SEAL]